Exhibit 23.1

BMKR, LLP Certified Public Accountants 1200 Veterans Memorial Highway, Suite 350, Hauppauge, NY 11788 Hauppauge, NY 11788	T 631-293-5000 F 631-234-4272 www.bmkr.com

Thomas G. Kober CPA Alfred M. Rizzo CPA Joseph Mortimer CPA	Charles W. Blanchfield CPA (Retired) Bruce A. Meyer CPA (Retired)

Consent of Independent Registered Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-1 amendment 1, of Can B Corp. of our report dated April 12, 2021, relating to the financial statements of Can B Corp. which report expresses an unqualified opinion on the financial statements for the year ended December 31, 2020 and includes an explanatory paragraph relating to the substantial doubt about the Company’s ability to continue as a going concern as described in note 2 to the financial statements appearing in the annual report on form 10-K of Can B Corp. for the year ended December 31, 2020.

BMKR, LLP

BMKR, LLP

Hauppauge, NY
February 10, 2022

Member American Institute of Certified Public Accountants